September 7, 2010

Securities and Exchange Commission
Washington, D.C. 20549

Re: Bethesda C0701, Inc. (the “Company”)

Ladies and Gentlemen:

We are in receipt of your correspondence dated August 27, 2010 relating to the revocation of the registration of Traci J. Anderson, CPA (“TJA”) by the Public Company Accounting Oversight Board (“PCAOB”) as of August 12, 2010. We advise the staff of the Securities and Exchange Commission (the “Commission”) that on August 27, 2010, the Company terminated the auditor/client relationship with TJA and engaged a new accounting firm registered with the PCAOB as of said date. We are disclosing the change in accountants under Item 4.01 of a Current Report on Form 8-K that are filing with the Commission on the date hereof.

We confirm to the staff that the Company will cause all financial statements that were audited by TJA that are required to be filed in the reports and other documents the Company will file with the Commission after the date TJA’s registration was revoked by the PCAOB to be re-audited by our new registered accounting firm. Specifically, the Company will cause its new independent registered accounting firm to re-audit the financial statements for the period ended June 30, 2009 and include said financial statements and the new firm’s report thereon in our Annual Report on Form 10-K for the year ended June 30, 2010 required to be filed with the Commission by September 28, 2010.

Please do not hesitate to contact the undersigned with any questions.

Very truly yours,

David McNamee, President

September 8, 2010

Securities and Exchange Commission
l00 F Street, NE
Washington, DC 20549

Re: Bethesda C0701, Inc.

Ladies and Gentlemen:

I have read the statements made by Bethesda C0701, Inc., which were provided to me and which I understand will be filed with the Securities and Exchange Commission pursuant to Item 4.01 of its Form 8-K, regarding the change in certifying accountant. I agree with the statements concerning our firm in such Current Report on Form 8-K. I have no basis to agree or disagree with other statements made under Item 4.01.

I hereby consent to the filing of the letter as an exhibit to the foregoing report on Form 8-K.

Yours very truly,